Exhibit 6.1

Founder Terms and Conditions

Welcome to SeedInvest!

Thanks for using our products and services (“Services”). The Services are provided by SI Securities, LLC (“SeedInvest”), a registered broker- dealer, and member FINRA/SIPC, located at 61 Broadway, New York, NY 10006.

By clicking “I Accept”, you are agreeing to these terms. These terms are effective as of the date and time you click “I Accept” as memorialized in the signature line below (the “Effective Date”) between the company for which the application is being submitted (the “Company”) and SeedInvest (together, the “Parties”). Please read these terms carefully.

By accepting these terms on behalf of the Company, you represent and warrant that: (i) you have full legal authority to accept these terms on behalf of the Company; (ii) you have read and understand these terms; and (iii) you agree on behalf of the party that you represent to these terms.

Services for the Company

The Company hereby retains SeedInvest as its placement agent and intermediary, in connection with the Company’s offering of securities pursuant to Regulation A (the “Offering”) under Section 3(b) of the Securities Act of 1933 (the “Securities Act”) during the Term (as defined below). SeedInvest agrees to use its reasonable best efforts to affect the Offering. Company understands that SeedInvest intends to use an online platform provided by SeedInvest Technology, LLC (the “Online Platform”) to facilitate the Offering. Subsequent to agreeing to these terms, the parties will mutually agree to additional terms which shall further define the terms of the Offering, additional obligations of Company, and the specific Services to be provided by SeedInvest as reflected in Exhibit A (https://www.seedinvest.com/terms-and- conditions/founders/exhibit-a) and Exhibit B (https://www.seedinvest.com/terms-and-conditions/founders/exhibit-b). The additional terms will be effective as of the date of agreement to the Exhibits.

Fundraising Services

Definition of Prospective Investors. SeedInvest shall identify and/or facilitate investments by prospective investors (the “Prospects”). Prospects include those who learn about the Offering through the efforts of SeedInvest or by viewing the Offering on the Online Platform.

Excluded Investors. Prospects shall exclude investments made by Company’s existing accredited investors, who have not invested through the Online Platform in a prior offering, in addition to accredited investors that are identified in Exhibit B prior to such person’s participation in the Offering (the “Excluded Investors”). The Company will have the opportunity to populate Exhibit B prior to the earlier of i) the launch of any testing the waters or reservations campaign on the Online Platform, or ii) the listing of the Offering on the Online Platform.

Allocation Amount. Company agrees to accept all investments in the Offering by Prospects through the Online Platform (provided the stated escrow target has been met), up to the Allocation (as defined in Exhibit A) amount unless it receives written consent from SeedInvest to reject an investment, which shall not be unreasonably withheld. Further, Company shall direct all applicable investment funds from Prospects to an escrow account established by SeedInvest unless it receives the prior written consent of SeedInvest to the contrary. For the avoidance of doubt, once Company has begun accepting investments for the Offering on the Online Platform (the “Launch Date”), then this section shall survive termination, and any related Compensation shall be paid except in the case of a Failed Offering (as defined below for all capitalized terms not previously defined).

Equivalent Terms. The securities sold to Prospects in the Offering will be on the same terms as those sold to other investors in the Offering.

Exclusivity. At the time of signing Exhibit A, Company will not be engaged with any person or entity to perform Services similar to those provided by SeedInvest (including other online platforms) without the prior written consent of SeedInvest. For the avoidance of doubt, Company may seek funding directly from venture capital firms and angel investors.

Fees for Fundraising Services

Placement Fees. Company shall pay to SeedInvest, in cash, an amount equal to 7.5% of the value of securities purchased by Prospects, regardless of the form of consideration received, in the Offering from the proceeds of the Offering at the completion of each applicable sale of Company’s securities to Prospects in the Offering (a “Closing”), and shall issue to SeedInvest (or its designee(s)) for nominal consideration), 5% of the amount of securities issued (or shares issuable upon conversion of the Securities) to Prospects in the Offering on the same terms (the cash and securities are collectively referred to herein as the “Compensation”).

Tail Fee. In addition, Company shall pay Compensation to SeedInvest via an ACH or Wire transfer in the event that, at any time prior to twelve (12) months after termination, Company sells or enters into an agreement to sell securities to a Prospect, whether through the Online Platform or otherwise, in connection with its Offering or a future fundraise (a “Tail Fee”).

Investor Fees. Company acknowledges that SeedInvest charges Prospects who make investments through the Online Platform a 2% non- refundable transaction processing fee, up to $300 (the “Transaction Fee”), and which Company is not responsible for. The Transaction Fee is broken out as follows: i) 50% is meant to cover the financial and administrative costs associated with the processing of payments via Wire, ACH, and Debit transfers; and ii) the remaining 50% is meant to cover the financial and administrative costs of the related and subsequent reconciliation of cash and securities in Prospect accounts.

After the Fundraise

Failed Offerings. Company shall not owe Compensation to SeedInvest, except with respect to a potential Tail Fee, if after the Launch Date no Prospects invest in the Offering or Company fails to reach its stated minimum funding goal for the Offering (in each instance, a ”Failed

Offering”).

Ongoing Reporting Obligations. Following Closing of the Offering, and until the date at which Company is acquired, conducts its initial public offering and is listed on a national exchange, or completes a formal dissolution, Company shall be responsible for providing quarterly updates directly to SeedInvest and each Prospect who purchased securities in the Offering (within 60 days following the close of each calendar quarter, or as otherwise specified in the Company's Charter, Investor Rights Agreement, or other similar document) in substantially similar form as can be found here [Include Link of Reporting Form] which may be updated by SeedInvest from time to time. Such updates shall include at least the following information: (i) quarterly net sales, (ii) quarterly change in cash and cash on hand, (iii) material updates on the business, (iv) fundraising updates (any plans for next round, current round status, etc.), and (v) notable press and news. Should Company engage a third party service provider to assist with investor relations, this does not release Company of any of its obligations under these terms, including its ongoing reporting obligations. For the avoidance of doubt, once the Launch Date has occurred, then this section shall survive termination, except in the case of a Failed Offering (as defined above).

Term & Termination

Term. The initial term shall be twelve (12) months following the date on which SeedInvest notifies the Company that it has received

SeedInvest’s review and approval by its internal committee to onboard Company onto the Online Platform (the “Initial Term”). The Initial Term shall automatically renew for successive thirty (30) day periods (each a “Renewal Term”, and together with the Initial Term, the “Term”).

Termination. The Term will automatically terminate at the earlier of the final Closing or on the one-year anniversary date of the Qualification of the Offering (the “Termination Date”). Either party may terminate these terms at any point prior to the date on which the Company agrees to Exhibit A by providing written notice (“Early Termination”). Furthermore, if SeedInvest chooses not to serve as Company’s placement agent for the Offering, in its sole discretion, these terms shall automatically terminate, and no Compensation shall be due.

Additional Obligations of the Company

The Company represents and warrants to SeedInvest that, unless explicitly stated otherwise in writing prior to agreeing to Exhibit A:

(i)	Company is not conducting any other offering of securities other than the Offering.

(ii)	Company is registered, in good standing in each jurisdiction it conducts business, has obtained all approvals and licenses required to conduct business, including payment of all taxes.

(iii)	The offering materials provided by the Company or posted to the Online Platform will not contain (a) any misstatement of a material fact or omission of any material fact necessary to make the statements therein not misleading, or any (b) exaggerated, unwarranted, promissory or unsubstantiated claims. Company shall promptly notify SeedInvest if it discovers any such misstatement or inconsistency, or the omission of a material fact, in the offering materials. In addition, Company shall supply backup verification for any material fact or claim made, as reasonably requested by SeedInvest.

(iv)	Neither the Company nor any of its officers, directors, employees, agents or beneficial owners of 20% or more of the Company’s outstanding voting equity securities is or has been (a) indicted for or convicted of any felony or any securities or investment related offense of any kind, (b) enjoined, barred, suspended, censured, sanctioned or otherwise restricted with respect to any securities or investment-related business or undertaking, (c) the subject or target of any securities or investment-related investigation by any regulatory authority, (d) subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(v)	Company agrees to comply with applicable provisions of the Act and any requirements thereunder. Company agrees that any representations and warranties made by it to any investor in the Offering shall be deemed also to be made to SeedInvest for its benefit. For the avoidance of doubt, once the Launch Date has occurred, then this section shall survive termination, except in the case of a Failed Offering.

Liability & Indemnification

Company agrees that, except in the case of gross negligence, fraud or willful misconduct by SeedInvest and each of its respective affiliates and their respective directors, officers and employees, it will indemnify and hold harmless SeedInvest and its respective affiliates and their respective directors, officers, employees for any loss, claim, damage, expense or liability incurred by the other (including reasonable attorneys' fees and expenses in investigating, defending against or appearing as a third-party witness in connection with any action or proceeding) in any claim arising out of a material breach (or alleged breach) by it of any provision of these terms, as a result of any potential violation of any law or regulation, or in any third-party claim arising out of any investment or potential investment in the Offering.

Company hereby agrees that if it breaches any portion of these terms, (a) SeedInvest and any applicable third-party beneficiary (each, a “Damaged Party”) would suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the applicable Damaged Party; and (c) if a Damaged Party seeks injunctive relief to enforce these terms, Company will waive and will not (i) assert any defense that the Damaged Party has an adequate remedy at law with respect to the breach, (ii) require that the Damaged Party submit proof of the economic value of any losses, or (iii) require the Damaged to post a bond or any other security. Accordingly, in addition to any other remedies and damages available, Company acknowledges and agrees that each Damaged Party may immediately seek enforcement of these terms by means of specific performance or injunction, without any requirement to post a bond or other security. Nothing contained in these terms shall limit the Damaged Party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under these terms (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under these terms, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred. All rights and remedies herein shall be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance against the Company for the enforcement of these terms, and temporary and permanent injunctive relief.

THE LIABILITY OF SEEDINVEST, WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, TORT, OR OTHERWISE FOR ALL EVENTS, ACTS, OR OMISSIONS RELATED TO THESE TERMS SHALL NOT EXCEED THE FEES PAID OR PAYABLE TO SEEDINVEST, UNDER THESE TERMS, EXCEPT IN THE EVENT OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SEEDINVEST.

About these Terms

These terms shall be governed by and construed in accordance with the laws of the New York and the federal laws of the United States of America. SeedInvest and Company hereby consent and submit to the jurisdiction and forum of the state and federal courts in New York in all questions and controversies arising out of these terms. Aside from otherwise previously mentioned above, in any arbitration, litigation, or other proceeding by which one party either seeks to enforce these terms or seeks a declaration of any rights or obligations under these terms, the non-prevailing party shall pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees. The failure of either party at any time to require performance by the other party of any provision of these terms shall in no way affect that party’s right to enforce such provisions, nor shall the waiver by either party of any breach of any provision of these terms be taken or held to be a waiver of any further breach of the same provision.

These terms may be agreed to in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same. The Parties agree that facsimile or electronic signature may substitute for and have the same legal effect as an original signature. These terms and its Exhibits constitute the entire terms between the Parties.

Agreed by:
Name:	Steven J. Evans, MD
Titile:	CEO
Company Name:	Oncolyze, Inc
Date:	5/6/2021

Accepted by:
Ryan Feit CEO
SI Securities, LLC
Date:	5/6/2021

Exhibit A - Additional Terms

Offering Exemption: Regulation A+

Allocation: $15,000,000

Pre-Money Valuation: $30,000,000

Liquidation Preference: 1x

Escrow Target: $3,000,000

Security Type: Preferred Equity

Round Name: Series A

Agreed by:
Name:	Steven J. Evans
Titile:	CEO
Company Name:	Oncolyze, Inc
Date:	5/6/2021

Accepted by:
Ryan Feit CEO
SI Securities, LLC
Date:	5/6/2021

Exhibit B - Excluded Investor List

Instructions: Provide a list of up to 20 accredited investors with whom you are currently engaged in active diligence discussions with regarding the Offering. These investors will be excluded from the definition of “Prospect” and therefore excluded from SeedInvest’s fees. Existing accredited investors, who have not invested through the Online Platform in a prior offering, need not be listed as they are automatically excluded. Please note that you will be required to provide evidence of active diligence discussions with any investors listed below upon request.

☐	I do not have any Excluded Investors to provide.

☐	I have provided a list of Excluded Investors below.

Agreed by:
Name:	Steven J. Evans, MD
Titile:	CEO
Company Name:	Oncolyze, Inc
Date:	5/6/2021

Accepted by:
Ryan Feit CEO
SI Securities, LLC
Date:	5/6/2021